                                   EXHIBIT 99

                   COMPUTATION OF COMPOUND ANNUAL GROWTH RATES

              Rooms Revenue $m                     1999         1998          1997           1996         1995      CAGR%
              -----------------                    ----         ----          ----           ----         ----      -----
All hotels ($ currency)...............             110.6        101.6         86.6           71.4         53.5       20%

Comparative hotels
($ currency)..........................              72.5         71.3         65.6           58.3         50.8        9%

All hotels (local currency)...........             110.6         92.8         76.3           59.8         45.1       25%

Comparative hotels (local currency)...
                                                    72.5         63.6         56.1           48.3         42.4       14%


Note: The local currency referred to above is each of the local currencies converted at the 1999 U.S. dollar exchange rate for the years 1995 through 1999.